Exhibit 99.1

Immersion Corporation Reports Third Quarter 2023 Results

GAAP Net Income of $2.7 million or $0.08 per diluted share

Non-GAAP Net Income of $4.0 million or $0.12 per diluted share

Repurchased 1.5% of shares outstanding

Increased quarterly dividend by 50 percent

Announces filing of Second Patent Lawsuit Against Meta

AVENTURA FL, November 13, 2023 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter Financial Summary:

•	Total revenues of $9.5 million, compared to $14.0 million in the third quarter of 2022. Royalty and license revenues were $9.5 million, compared to $13.9 million in the third quarter of 2022.
•	GAAP net income was $2.7 million, or $0.08 per diluted share, compared to GAAP net income of $7.7 million, or $0.23 per diluted share, in the third quarter of 2022.
•	GAAP operating expenses of $3.0 million in the third quarter of 2023, compared to GAAP operating expenses of $3.1 million in the third quarter of 2022. Non-GAAP operating expenses of $2.0 million in the third quarter of 2023, compared to Non-GAAP operating expenses of $2.3 million in the third quarter of 2022. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
•	Non-GAAP net income was $4.0 million, or $0.12 per diluted share in the third quarter of 2023, compared to non-GAAP net income of $8.5 million, or $0.25 per diluted share in the third quarter of 2022.
•	Repurchased 485,061 shares in the third quarter of 2023 (1.5% of shares outstanding at September 30, 2023) at an average price of $6.86 per share.

“It was a productive quarter for Immersion,” said Eric Singer, Chairman and CEO. “We are continuing our efforts to ensure that our intellectual property for the AR/VR/metaverse market is recognized by the recent filing of a second legal complaint in the United States District Court of the Western District of Texas against Meta Platforms, Inc. that alleges infringement on five Immersion patents. Whereas the previous suit is directed to Meta’s Quest 2 and Quest Pro products and their related software, this second suit is focused on Meta’s recently launched Quest 3 product and related software. We look forward to prosecuting this case and seeking out other opportunities to monetize our intellectual property, either through the execution of licenses or by proactive enforcement.”

“We also are pleased with our financial performance this quarter. Our robust balance sheet continues to allow for meaningful shareholder returns, including the decision by our Board of Directors to increase our quarterly dividend by 50 percent to $0.045 per share. Our stockholders’ equity increased by $11.7 million year-to-date while providing $6.2 million and  $6.4 million, respectively, in stock repurchases and dividends. We will continue to pursue thoughtful capital allocation and believe our strong balance sheet positions us well in the current economic environment.”

The fifth quarterly dividend will be paid on January 25, 2024 to shareholders of record on January 14, 2024. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law.  The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income, Non-GAAP operating expenses and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term shareholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2022 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2023	December 31, 2022
	Unaudited	(1)
ASSETS
Cash and cash equivalents	$28,701	$48,820
Investments - current	121,997	100,918
Accounts and other receivables	2,558	1,235
Prepaid expenses and other current assets	7,589	9,347
Total current assets	160,845	160,320
Property and equipment, net	231	293
Investments - noncurrent	29,855	17,040
Long-term deposits	6,230	4,324
Deferred tax assets	7,217	7,217
Other assets	303	916
TOTAL ASSETS	$204,681	$190,110
LIABILITIES
Accounts payable	$44	$86
Accrued compensation	616	2,029
Deferred revenue - current	4,731	4,766
Other current liabilities	20,424	12,465
Total current liabilities	25,815	19,346
Deferred revenue - noncurrent	9,088	12,629
Other long-term liabilities	345	435
Total liabilities	35,248	32,410
STOCKHOLDERS’ EQUITY	169,433	157,700
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$204,681	$190,110
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Royalty and license	$9,474	$13,931	$23,401	$29,079
Development, services, and other	8	75	138	218
Total revenues	9,482	14,006	23,539	29,297
Operating expenses:
Sales and marketing	367	282	861	990
Research and development	30	254	259	1,118
General and administrative	2,566	2,540	9,528	8,550
Total operating expenses	2,963	3,076	10,648	10,658
Operating income	6,519	10,930	12,891	18,639
Interest and other income (loss), net	(2,554)	(2,348)	10,731	(6,413)
Income before provision for income taxes	3,965	8,582	23,622	12,226
Provision for income taxes	(1,285)	(877)	(5,636)	(1,264)
Net income	$2,680	$7,705	$17,986	$10,962
Basic net income per share	$0.08	$0.23	$0.56	$0.33
Shares used in calculating basic net income per share	32,523	33,201	32,254	33,601
Diluted net income per share	$0.08	$0.23	$0.55	$0.32
Shares used in calculating diluted net income per share	32,750	33,682	32,586	34,035

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net income	$2,680	$7,705	$17,986	$10,962
Non-GAAP provision for income taxes	339	—	—	—
Add: Stock-based compensation	820	730	2,526	2,661
Add: Restructuring expense	87	—	399	—
Add: Depreciation and amortization of property and equipment	14	28	56	95
Other nonrecurring charges	75	46	635	294
Non-GAAP net income	$4,015	$8,509	$21,602	$14,012
Non-GAAP net income per diluted share	$0.12	$0.25	$0.66	$0.41
Shares used in calculating Non-GAAP net income per diluted share	32,750	33,682	32,586	34,035

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating expenses	$2,963	$3,076	$10,648	$10,658
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(113)	(19)	(110)	(20)
Stock-based compensation expense - R&D	(1)	(18)	72	(96)
Stock-based compensation expense - G&A	(706)	(693)	(2,488)	(2,545)
Restructuring expense	(87)	—	(399)	—
Depreciation and amortization expense of property and equipment	(14)	(28)	(56)	(95)
Other nonrecurring charges	(75)	(46)	(635)	(294)
Non-GAAP operating expenses	$1,967	$2,272	$7,032	$7,608

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com